EXHIBIT 10.24

                 CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.

                            CARRIAGE PARTNERS PLAN
                                FOR CALIFORNIA

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            CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC., a California
corporation (the "Company"), hereby establishes its Carriage Partners Plan for California (the "Plan"), effective January 7, 1997, for the purpose of providing certain incentives to employees of the Company or other persons presently or formerly associated with one or more of its funeral home and cemetery locations within the Territory (as hereafter defined). The terms, provisions and conditions of the Plan shall be as follows:

                                   Article 1

                                 DEFINED TERMS

            The following terms, whenever used in this Plan, shall have the meanings set forth below:

            1.1 "Affiliate" of the Company means a corporation controlling, controlled by or under common control with the Company.

            1.2 "Buyout Period" means the period beginning on January 1, 2004 and ending on December 31, 2006.

            1.3 "Class A Common Stock" means shares of Parent's Class A Common Stock, $.01 par value.

            1.4 "Fair Market Value" of a share of Class A Common Stock means, on any trading day for the Class A Common Stock, (i) if the Class A Common Stock is traded on a national securities exchange on such trading day, then the closing price on such trading day as reflected in the consolidated trading tables of the WALL STREET JOURNAL or any other appropriate publication, (ii) if the Class A Common Stock is traded over-the-counter and reported on NASDAQ, then the average of the high and low sales prices on such trading day as reported in such publication or, if not so published, then as reported by NASDAQ, or (iii) if the Class A Common Stock is not traded on a national securities exchange or in the NASDAQ National Market System on such trading day, then the representative bid and asked prices at the end of such trading day in such market as reported by NASDAQ.
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            1.5 "Fiscal Year" means the Company's fiscal year for accounting and tax purposes, which initially is the calendar year.

            1.6 "Majority in Interest" means those Participants who, at the applicable time, hold points constituting a majority of the points held by all Participants.

            1.7 "Operating Net Income" means, for any Fiscal Year, the net income for such Fiscal Year attributable to the revenues and expenses from the Target Operations, determined in accordance with generally accepted accounting principles and as reflected in the unaudited statement of income of such operations for such Fiscal Year, PLUS federal income taxes, interest, incentive payments under this Plan, depreciation and amortization deducted for purposes of calculating such net income. In no event will there be charged against Operating Net Income, for purposes of the above calculation, any corporate overhead charges from the Company's corporate offices in Houston, Texas, other than (i) a administrative overhead charge covering auditors fees, legal expenses and other similar costs of the Target Operations equal to 1.25% of the pro forma revenues of each of the Target Operations, and (ii) insurance premiums that are attributable to the Target Operations.

            1.8 "Parent" means Carriage Services, Inc., a Delaware corporation and the Company's ultimate corporate parent.

            1.9 "Participants" means those employees of the Company or other persons who, at the time of becoming Participants hereunder, are associated or were at any time therefore associated with one or more funeral homes or cemeteries owned and operated by the Company or its Affiliates within the Territory, who the Company designates as being entitled to participate in this Plan and who execute and deliver to the Company a Plan Adoption Agreement substantially in the form of Exhibit A attached hereto.

            1.10 "Target Operating Net Income" means the budgeted Operating Net Income established for each Target Operation upon its acquisition by the Company or an Affiliate by its Board of Directors.

            1.11 "Target Operations" means all funeral homes and cemeteries that are acquired by the Company and its Affiliates within the Territory during the Term of this Plan and which the Participants are able to demonstrate to the satisfaction of the Company's Board of Directors, in its sole discretion, were acquired by the Company as a direct consequence of the efforts of one or more of the Participants. Target Operations specifically includes all funeral home and cemetery operations
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      which, upon establishment of this Plan, are owned and operated by Wilson &
      Kratzer Mortuaries and Rolling Hills Memorial
      Park, both California corporations.

            1.12 "Territory" means the State of California. The Territory shall be exclusive to this Plan, and during the term hereof the Company shall not adopt a conflicting Carriage Partners Plan covering all or any portion of the same Territory. The foregoing shall not prevent the Company or its Affiliates from entering into other incentive-based agreements and arrangements which may include areas within the Territory, nor shall the foregoing be interpreted to remove from the Company's Board of Directors its discretion as to which funeral homes and cemeteries are to be included as "Target Operations" hereunder.

            1.13 "Term of this Plan" means the period beginning on January 7, 1997 and ending on December 31, 2006.

                                   Article 2

                            INCENTIVE PARTICIPATION

            2.1 If, during the Term of this Plan, the Company or an Affiliate acquires one or more funeral homes and/or cemeteries that are located within the Territory and which the Board of Directors of the Company determines, in its sole discretion, were acquired as a direct consequence of the efforts of one or more of the Participants (which shall be indicated by appropriate written notice to the Participants), then all such funeral homes and cemeteries so located within the Territory shall be included within the Target Operations for purposes of this Plan.

            2.2 Upon each acquisition of one or more Target Operations, the Company shall establish its Target Operating Net Income for each Target Operation, whether for each individual funeral home or cemetery (as applicable) or for a group of related funeral home and/or cemetery operations. At or within 30 days following the closing of each such acquisition, the Company shall provide written notice to each Participant of the fact of such acquisition and the amount of the Target Operating Net Income for each Target Operation. The amount of the Target Operating Net Income shall be based upon all relevant factors, including any budgeting input from managers of the Target Operations, but the amount as finally determined shall be subject to the sole discretion of the Company's Board of Directors, provided that in the year of acquisition, the Target Operating Net Income shall not (without the consent of at least a Majority in Interest) be different from the equivalent budgeted number used for purposes of any incentive compensation plan established by the Company or its Affiliate at such Target Operation (if such a plan is so
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established). If Target Operations are acquired during the middle of a Fiscal
Year, then the amount of Target Operating Net Income and actual Operating Net Income therefor shall be prorated as then determined by the Company or, in the absence of such determination, then on the basis of the number of days remaining in such Fiscal Year.

            2.3 For each Fiscal Year during the Term of this Plan in which the actual Operating Net Income of a Target Operation exceeds its Target Operating Net Income, then the Participants, as a group, shall be entitled to receive incentive payments under this Plan equal in the aggregate to ten percent (10%) of the amount by which such actual Operating Net Income exceeds such Target Net Income. Such payments shall be allocated among the Participants and paid to them as provided in Article 3 below.

            2.4 If in any Fiscal Year the actual Operating Net Income of a Target Operation is the same as or less than its Target Operating Net Income, then the Participants shall receive no payment for that Fiscal Year in respect of that Target Operation. As to any Target Operation, no such shortfall in any single Fiscal Year shall affect the right to payments in another Fiscal Year, and within the same Fiscal Year, no such shortfall as to any single Target Operation (or group of related Target Operations for which a single Target Operating Net Income has been established) shall affect the right to payments as to other Target Operations.

                                   Article 3

                           PAYMENT AND DISTRIBUTION

            3.1 Upon each Participant's admission as a Participant under this Plan, the Company shall award such Participant a number of "points" for purposes of determining his or her relative right to receive payments under this Plan. The initial number of points awarded to a Participant shall be indicated in such Participant's Plan Adoption Agreement. Upon the prior written consent of the Company and a Majority in Interest, from time to time: new Participants may be admitted to the Plan and awarded points; and the points awarded to existing Participants may be changed.

            3.2 For each Fiscal Year, the aggregate amount of incentive payments under Article 2 for such Fiscal Year shall be calculated. Each Participant shall be entitled to receive the portion of such aggregate amount determined by dividing the number of points applicable to such Participant as of the last day of that Fiscal Year by the total number of points applicable to all Participants on such day. Such point system shall be solely determinative of the relative amount to be received by each Participant.
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            3.3 The incentive payments under Article 2 shall be paid promptly following the release of the financial statements of the Company or its Affiliates that are utilized to calculate Operating Net Income, but in no event later than 90 days following the last day of the Fiscal Year for which Operating Net Income is calculated.

            3.4 Payments under this Plan (including amounts under Section 4.2 below) shall be payable, at the option of each Participant, either (i) in cash, or (ii) by the issuance of shares of Class A Common Stock based upon the Fair Market Value of a share of Class A Common Stock as of the last trading day of the Fiscal Year for which such incentive compensation is payable hereunder or, in the case of payments under Section 4.2 below, as of the last day of the term of this Plan or (if a Majority in Interest elect to receive earlier payment as therein provided) then as of the first trading day immediately following the giving of the notice by the Majority in Interest specified in Section 4.2. Cash payments under this Plan shall be by check or money order. A Participant shall make such election to so receive cash or Class A Common Stock or any combination thereof no later than the 15th day after the last day of the Fiscal Year for which incentive compensation is calculated hereunder or (in the case of payments under Section 4.2) by no later than the 15th day after the last day of the term of this Plan, or in the notice of the Majority in Interest referred to in said
Section 4.2, as the case may be. If for any reason the Company does not receive timely notice of such election, the Participants shall be deemed to have elected to receive such payments entirely in cash. The Company shall have the right to deduct from any incentive payment hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and (y) any other amounts specifically authorized to be withheld or deducted by a Participant; in case of payment in shares of Class A Common Stock, such withholding may be made by a cash payment by the Participant to the Company, or by in lieu thereof Parent's withholding of an appropriate number of shares of Class A Common Stock based upon the Fair Market Value thereof used for purposes of determining the number of shares to be so issued.

                                   Article 4

                             TERM AND TERMINATION

            4.1 Each Participant's entitlement to participate in this Plan shall terminate upon the death of such Participant, provided, however, that (i) if a Participant dies during any Fiscal Year, provided that at least six (6) months shall have elapsed during such Fiscal Year, then any payments to such Participant during such Fiscal Year shall be prorated through the date of death, and (ii) if a Participant dies after the last day of a Fiscal Year but before the date of any payment under Article 2 in
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respect of such Fiscal Year, such payment for such Fiscal Year only shall nonetheless be deemed earned and shall be payable to the estate of the deceased Participant in the manner provided in Article 3. Upon any such termination, the points allocated to such Participant shall thereupon be cancelled.

            4.2 Upon expiration of the Term of this Plan, the Company shall pay to the Participants as a group an aggregate sum equal to the average of the aggregate annual payments made or to be made under Article 3 for the three Fiscal Years ending on the last day of such Term, MULTIPLIED BY six (6); provided, however, that the Participants may instead elect (by the vote of a Majority in Interest) to receive such payment earlier by giving written notice to such effect at any time during the Buyout Period, in which case (x) the aggregate sum to be paid shall be based upon the same formula set forth above, except that the three Fiscal Years mentioned above shall be those ending on the last day of the Fiscal Year immediately preceding the Fiscal Year in which the Majority in Interest so elects, and (y) this Plan shall terminate as of the last day of the Fiscal Year immediately preceding the Fiscal Year in which such election is made (other than for payments in respect of the immediately preceding Fiscal Year and under this Section 4.2). Such payment under this
Section 4.2 shall be allocated among the Participants based upon their respective points in effect on last day of the Term of this Plan or the date the Majority in Interest earlier elects (as applicable), in the same manner as specified in Article 3 above. The Company shall pay the amount under this
Section 4.2 in the same manner specified in Section 3.4 on or before 90 days after the applicable date. Such payment shall be in full satisfaction of all obligations of the Company's obligations under this Plan, except as otherwise specified in clause (y) above.

                                   Article 5

                        PLAN CHANGES AND IMPLEMENTATION

            This Plan may be amended, modified or supplemented at any time or from time to time by the Board of Directors of the Company, with the consent of a Majority in Interest. This Plan shall be implemented and administered by the Board of Directors of the Company or by a committee appointed by the Board of Directors of the Company.

                                   Article 6

                                 MISCELLANEOUS

            6.1 Any payment or distribution to any Participant in accordance with the provisions of this Plan shall, to the extent
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thereof, be in full satisfaction of all claims against the Company with respect to such payment or distribution, and, to the extent permitted by law, the Company may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.

            6.2 Participation in this Plan shall not give any Participant the right to be retained in the employ of the Company. No Participant shall have any right to any payment or benefit hereunder except to the extent provided in this Plan. Except as provided herein, the Company reserves the right to dismiss any Participant who is an employee of the Company without any liability for any claim against the Company under this Plan; provided, however, the employment rights of any Participant or other employee shall not be enlarged, guaranteed, limited or otherwise affected by reason of any of the provisions of this Plan.

            6.3 The rights of each Participant under this Plan may not be assigned or encumbered by him or her in any manner, and any attempted assignment, transfer, pledge, hypothecation or encumbrance shall be void in all respects. Subject to the foregoing, this Plan shall be binding on and inure to the benefit of the Company and the Participants and their respective successors, heirs and assigns.

            DATE OF ADOPTION:       Effective January 7, 1997.


                                    CARRIAGE FUNERAL SERVICES OF
                                    CALIFORNIA, INC.

                                    By: /s/ MELVIN C. PAYNE
                                       MELVIN C. PAYNE,
                                       Chief Executive Officer